Exhibit 99.1
VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “AGREEMENT”), dated as of April           , 2008, by and between DirecTV Enterprises, LLC, a Delaware limited liability company (the “Purchaser”) and                                (the “Stockholder”).
W I T N E S S E T H:
     WHEREAS, concurrently herewith, Purchaser, DTV HSP Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and 180 Connect Inc., a Delaware corporation (the “Company”) are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the “Merger Agreement”);
     WHEREAS, the Stockholder is the beneficial owner of                      shares of Company Common Stock [and                      shares of Exchangeable Shares] (collectively, the “Shares”);
     WHEREAS, approval of the Merger Agreement by the Company’s stockholders is required in order to consummate the Merger;
     WHEREAS, the board of directors of the Company has, prior to the execution of this Agreement, by resolution duly adopted by unanimous vote at a meeting duly called and held and at which all directors were present, which resolution has not subsequently been rescinded or modified in any manner whatsoever, (i) determined that the Merger Agreement and the Merger are fair and in the best interests of the stockholders of the Company, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) has resolved to recommend that its stockholders approve the Merger Agreement and the Merger.
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, respective covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     Section 1.1 DEFINED TERMS. Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

ARTICLE II
VOTING AGREEMENT
     Section 2.1 GRANT OF PROXY; AGREEMENT TO VOTE. Upon the terms and subject to the conditions hereof, the Stockholder hereby grants to the Purchaser with respect to the Shares and any shares of Company Common Stock acquired by the Stockholder after the date hereof, an irrevocable proxy to vote, at any meeting of the Company’s stockholders, or in connection with any written consent of the Company’s stockholders, in which the Merger Agreement and the Merger or any Acquisition Proposal is to be voted on (i) in favor of the approval of the Merger Agreement and the Merger and (ii) against any Acquisition Proposal, other than the Merger (the “Proxy”). The Stockholder further agrees to cause all Shares owned by such Stockholder, in addition to any shares of Company Common Stock acquired by Stockholder after the date hereof, to be voted in accordance with the Proxy. This Proxy is coupled with an interest and until this Agreement is terminated pursuant to Section 5.1 hereof is irrevocable. Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all other proxies (other than the Proxy) given by such Stockholder with respect to the subject matter hereof. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Except as otherwise permitted by Section 4.1(a) below, the Stockholder agrees not to enter into any agreement or commitment with any Person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II, and the Stockholder shall execute any documents or certificates evidencing the Proxy as the Purchaser may reasonably request.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Section 3.1 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder represents and warrants to the Purchaser that (i) the Stockholder is the record and direct or indirect beneficial owner of the Shares, (ii) this Agreement has been duly executed and delivered by the Stockholder, and (iii) this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect.
     Section 3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Stockholder that (i) this Agreement has been duly executed and delivered by a duly authorized officer of the Purchaser, and (ii) this Agreement constitutes the valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect.

ARTICLE IV
COVENANTS
     Section 4.1 COVENANTS OF THE STOCKHOLDER. The Stockholder covenants and agrees with the Purchaser that, during the period commencing on the date hereof and ending on the date this Agreement is terminated under Article V hereof:
     (a) The Stockholder shall not sell, transfer, pledge, or dispose of any Shares or offer to make such a sale, transfer, pledge or disposition (collectively, “Transfer”) to any Person, provided that this Section 4.1(a) shall not prohibit a Transfer of Shares by the Stockholder (x)(i) if Stockholder is an individual, to any member of Stockholder’s immediate family or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) upon the death of Stockholder, or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided that a Transfer referred to in Subsections 4.1(a)(x)(i)-(iii) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Purchaser, to be bound by the terms of this Agreement; or (y) immediately prior to the Effective Time. For the avoidance of doubt, this Agreement does not restrict Stockholder from committing or entering into any agreement to Transfer any Shares to any Person; provided that the Transfer of such Shares occurs no earlier than immediately prior to the Effective Time and in no event may the voting rights be Transferred prior to such Transfer of Shares.
     (b) The Stockholder waives, and agrees not to exercise or assert, any applicable appraisal rights under Section 262 of the Delaware General Corporation Law in connection with the Merger.
     (c) The Stockholder shall execute and deliver such other documents and instruments and take such further actions as are necessary in order to ensure that the Purchaser receives the benefit of this Agreement.
ARTICLE V
TERMINATION
     Section 5.1 TERMINATION. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) the mutual written consent of the Purchaser and the Stockholder, (ii) the Effective Time, or (iii) the termination of the Merger Agreement in accordance with its terms.
     Section 5.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement, this Agreement (other than Sections 6.1 through 6.11, inclusive) shall become void and of no effect with no liability on the part of any party hereto; provided that no such termination shall relieve any party hereto from liability for any breach of this Agreement prior to such termination.

ARTICLE VI
GENERAL
     Section 6.1 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

If to the Purchaser:	c/o DirecTV Group, Inc.
1211 Avenue of the Americas
New York, NY 10036
Attention: J. William Little
Telephone: 212-462-5037
Facsimile: 212-462-5083

With a copy	O’Melveny & Myers LLP
(which shall not	400 S. Hope St.
constitute notice) to:	Los Angeles, CA 90071
Attention: John A. Laco, Esq. and Christine Tam, Esq.
Telephone: 213-430-6544 and 213-430-6499
Facsimile: 213-430-6407

If to the Stockholder:	c/o 180 Connect Inc.
6501 East Belleview Avenue
Suite 500
Englewood, Colorado 80111
Attention: Kyle M. Hall
Telephone: 303.395.6000
Telecopier: 888.628.7909

With a copy	McDermott, Will & Emery, LLP
(which shall not	340 Madison Ave.
constitute notice) to:	New York, NY 10173
Attention: Mark S. Selinger, Esq.
Telephone: 212-547-5438
Facsimile: 212-547-5444
     Section 6.2 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any Persons other than the parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party, nor shall any provisions give any third Persons any right or subrogation over or action against any party.

     Section 6.3 NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Purchaser or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and neither Purchaser nor Merger Sub shall have authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein.
     Section 6.4 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof. Each of the parties hereto irrevocably and unconditionally agrees to be subject to, and hereby consents and submits to, the jurisdiction of federal and state courts in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any of the transactions contemplated hereby. Each party waives any right to a trial by jury in any action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any action shall be tried before a court and not before a jury.
     Section 6.5 ASSIGNMENT; SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, to any other Person without the express prior written consent of the other party hereto. Any such assignment or transfer made without the prior written consent of the other party hereto shall be null and void.
     Section 6.6 AMENDMENTS; WAIVERS. Subject to applicable law, this Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No waiver of any term or provision of this Agreement shall be construed as a further or continuing waiver of such term or provision or any other term or provision.
     Section 6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or either of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.
     Section 6.8 COUNTERPARTS. To facilitate execution, this Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

     Section 6.9 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties are entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.
     Section 6.10 STOCKHOLDER CAPACITY. By executing and delivering this Agreement, the Stockholder makes no agreement or understanding herein in his or her capacity or actions as a director, officer or employee of the Company. The Stockholder is signing and entering into this Agreement solely in his or her capacity as the beneficial owner of the Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him or her in his or her capacity as an employee, officer or director of the Company or in any other capacity. Nothing contained in this Agreement will restrict, limit, prohibit or preclude the Stockholder from exercising his or her fiduciary duties as an officer or director of the Company under applicable law.
     Section 6.11 HEADINGS; CONSTRUCTION. The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and do not form a part of this Agreement and do not in any way modify, interpret or construe the intentions of the parties. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days or months shall be deemed references to calendar days or months and (b) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.
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     IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the date first above written.

DIRECTV ENTERPRISES, LLC
By:
Name:
Title:

STOCKHOLDER: